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EXHIBIT 21.1

PRINCIPAL SUBSIDIARIES OF THE REGISTRANT

Name of subsidiary	State or Other Jurisdiction of Incorporation or Organization
Activision Publishing, Inc.	Delaware
Kaboom.com, Inc.	Delaware
Activision Pty Ltd.	Australia
Activision International B.V.	The Netherlands
Activision Deutschland GmbH	Germany
Activision GmbH	Germany
Activision Productions, Inc.	Delaware
Activision Publishing International, Inc.	California
Activision Texas, Inc.	Texas
Activision Canada, Inc.	Canada
Activision Value Publishing, Inc.	Minnesota
Elsinore Multimedia, Inc.	Florida
Neversoft Entertainment, Inc.	California
Activision U.K. Ltd.	United Kingdom
CD Contact Data GmbH	Germany
CD Contact Data BV	The Netherlands
CentreSoft Ltd.	United Kingdom
ATVI France SARL	France
Combined Distribution Holdings Limited	United Kingdom
Contact Data Belgium N.V.	Belgium
Expert Software, Inc.	Delaware
Activision Vermogensverwaltungs GmbH	Germany
Activision Beteiligungs GmbH	Germany
NBG EDV Handels & Verlags GmbH & Co. KG	Germany
PDQ Distribution Ltd.	United Kingdom
Electric Dreams Ltd.	United Kingdom
Target Software Vertriebs	Germany
Treyarch Corporation	Delaware
Gray Matter Interactive Studios, Inc.	California
Shaba Games, Inc.	Delaware
Z-Axis, Ltd.	Nevada

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  EXHIBIT 21.1
PRINCIPAL SUBSIDIARIES OF THE REGISTRANT